UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 3, 2022 (April 27, 2022)
________________
OFG BANCORP
(Exact Name of Registrant as Specified in Its Charter)
________________
Commonwealth of Puerto Rico
(State or Other Jurisdiction of Incorporation)

001-12647	66-0538893
(Commission File Number)	(IRS Employer Identification No.)

Oriental Center, 15th Floor
254 Munoz Rivera Avenue	00918
San Juan, Puerto Rico
(Address of Principal Executive Offices)	(Zip Code)
(787) 771-6800
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common shares, par value $1.00 per share	OFG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
At the annual meeting of shareholders of OFG Bancorp (the “Company”) held on April 27, 2022 (the “Annual Meeting”), the proposals listed below were submitted to a vote of shareholders as set forth in the Company’s definitive proxy statement (the “Proxy Statement”) for the Annual Meeting.
Proposal 1 – Election of Directors
The nominees named in the Proxy Statement were elected to serve as directors for a one-year term or until their successors are duly elected and qualified. The voting results with respect to each nominee were as follows:

Directors	For	Withheld	Broker Non-Votes
Julian S. Inclán	40,407,115	2,009,516	2,911,762
José R. Fernández	42,388,456	28,175	2,911,762
Jorge Colón Gerena	41,345,614	1,071,017	2,911,762
Néstor de Jesús	41,588,585	828,046	2,911,762
Annette Franqui	42,387,776	28,855	2,911,762
Susan Harnett	41,584,784	831,847	2,911,762
Edwin Pérez	42,386,395	30,236	2,911,762
Rafael Vélez	42,387,423	29,208	2,911,762
Proposal 2 – Advisory Vote on Executive Compensation
The compensation of the Company’s named executive officers, as described in the Proxy Statement, was approved on an advisory basis by a majority of the votes represented at the meeting. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
41,790,694	595,901	30,036	2,911,762
Proposal 3 – Ratification of Selection of Independent Registered Public Accounting Firm
The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2022 was approved. The voting results were as follows (there were no broker non-votes):

For	Against	Abstain
44,657,602	668,493	2,298

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OFG BANCORP

Date: May 3, 2022	By:	/s/ Hugh González
Hugh González
General Counsel